Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Net Income of $22.3 Million for the Second Quarter of 2021

Second Quarter 2021 Highlights

•	Record net income of $22.3 million, or $1.39 per diluted share

•	Adjusted net income (non-GAAP) of $22.5 million, or $1.40 per diluted share

•	Net Interest Margin (“NIM”) increased by 2 basis points and Adjusted NIM (TEY)(non-GAAP) increased by 4 bps to 3.28% and 3.44%, respectively

•	Adjusted net interest income (non-GAAP) increased $1.9 million, or 4.4%

•	Annualized core loan and lease growth (non-GAAP) of 14.9% for the quarter, excluding SBA Paycheck Protection Program (“PPP”) loans

•	Annualized core deposit growth of 4.9% for the quarter

•	Allowance for credit losses (“ACL”) to total loans/leases of 1.85%, excluding PPP loans (non-GAAP)

•	Nonperforming assets improved by 28% for the quarter and now represent only 0.17% of total assets

Moline, IL, July 26, 2021 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record net income of $22.3 million and diluted earnings per share (“EPS”) of $1.39 for the second quarter of 2021, compared to net income of $18.0 million and diluted EPS of $1.12 for the first quarter of 2021.

The Company reported adjusted net income (non-GAAP) of $22.5 million and adjusted diluted EPS (non-GAAP) of $1.40 for the second quarter of 2021, compared to adjusted net income (non-GAAP) of $18.6 million and adjusted diluted EPS (non-GAAP) of $1.16 for the first quarter of 2021. For the second quarter of 2020, net income and diluted EPS were $13.7 million and $0.86, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $14.0 million and $0.88, respectively.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2021	2021	2020
Net Income	$22.3	$18.0	$13.7
Diluted EPS	$1.39	$1.12	$0.86
Adjusted Net Income (non-GAAP)	$22.5	$18.6	$14.0
Adjusted Diluted EPS (non-GAAP)	$1.40	$1.16	$0.88

Adjusted non-GAAP measurements of financial performance exclude non-recurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered a record quarter of net income, driven by continued strong loan growth, an expanded net interest margin, improved asset quality and careful noninterest expense management,” said Larry J. Helling, Chief Executive Officer. "We successfully deployed our liquidity with another quarter of strong loan and lease production, while maintaining disciplined underwriting. Higher average loan balances, combined with an improved net interest margin, enabled us to generate a solid increase in net interest income from the prior quarter.”

Annualized Loan and Lease Growth of 14.9% for the Quarter, excluding PPP Loans (non-GAAP)

During the second quarter of 2021, the Company’s core loans and leases, excluding PPP loans, increased $153.0 million to a total of $4.3 billion. Core loan and lease growth during the quarter was 14.9% on an annualized basis and was funded by the Company’s excess liquidity and core deposit growth. Core deposits (excluding brokered deposits) increased by $57.0 million during the quarter. The Company’s wholesale funding portfolio has been reduced to predominately subordinated debt that qualifies as regulatory capital.

“Our continued outsized loan growth for the quarter was driven by strength in both our Specialty Finance Group and our core commercial lending and leasing business,” added Helling. “Given the robust first half results, combined with our current pipeline, we are targeting continued strong organic loan growth for the full year 2021 of between 10% and 12%, which is higher than our long-term goal of 9%.”

Net Interest Income of $43.5 million

Net interest income for the second quarter of 2021 totaled $43.5 million, compared to $42.0 million for the first quarter of 2021 and $41.0 million for the second quarter of 2020. Adjusted net interest income (non-GAAP) during the quarter was $45.7 million, an increase of $1.9 million, or 4.4%, from the prior quarter, primarily due to an increase in adjusted net interest margin combined with the strong loan/lease growth. Adjusted net interest income (non-GAAP) was $41.9 million for the second quarter of 2020. Acquisition-related net accretion totaled $291 thousand for the second quarter of 2021, down from $504 thousand in the first quarter of 2021 and $736 thousand for the second quarter of 2020.

In the second quarter, reported NIM was 3.28% and, on a tax-equivalent yield basis (non-GAAP), NIM was 3.46%, as compared to 3.26% and 3.43% in the first quarter of 2021, respectively. Adjusted NIM (non-GAAP), which excludes acquisition-related net accretion was 3.44%, up 4 basis points from the first quarter. The increase in Adjusted NIM (non-GAAP) during the quarter was due to a decline of 3 basis points in the total cost of interest-bearing funds (due to both mix and rate), and a 1 basis point increase in the yield on earning assets (adjusted for acquisition-related net accretion).

	For the Quarter Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
NIM	3.28%	3.26%	3.14%
NIM (TEY)(non-GAAP)	3.46%	3.43%	3.27%
Adjusted NIM (TEY)(non-GAAP)	3.44%	3.40%	3.21%
See GAAP to non-GAAP reconciliations

“We expanded our adjusted net interest margin again during the second quarter driven by lower deposit costs. Additionally, our average yield on interest earning assets was up slightly during the quarter. Our talented team of bankers continues to have success implementing our relationship-based model, leading to improved cost of funds and minimizing loan yield reductions in this highly competitive environment. With our strong loan and lease growth and margin expansion, net interest income grew by over 4% in the quarter when excluding the impact of acquisition accounting,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer.

Noninterest Income of $19.3 million

Noninterest income for the second quarter of 2021 totaled $19.3 million, compared to $23.5 million for the first quarter of 2021. The decrease was primarily due to a $4.0 million reduction in capital markets revenue from the prior quarter as a few of the Company’s swap loans that were scheduled to close in the second quarter will now close in the third quarter. Wealth management revenue was $3.9 million for the quarter, up $146 thousand from the first quarter.

“Swap fee income/capital markets revenue totaled $9.6 million for the quarter, which was lower than our guidance. Several of our swap loans that were scheduled to close in the second quarter were temporarily delayed due to factors outside of the Company’s control. Most of those loans subsequently closed in July, where we have experienced very strong activity and as of July 23rd we have already generated $10 million in swap fees this month. The current pipeline of swap loans remains healthy and we believe this source of revenue is sustainable long-term,” added Gipple. “As a result, we expect our third quarter swap fee income/capital markets revenue will be at the upper end of our guidance range of $14 to $18 million.”

Noninterest Expenses of $35.7 million

Noninterest expense for the second quarter of 2021 totaled $35.7 million, compared to $37.2 million for the first quarter of 2021 and $33.1 million for the second quarter of 2020. The linked-quarter decline was primarily due to lower salary and benefits expense of $1.8 million, driven by lower incentive compensation and commission expense in the quarter due to the lower capital markets revenue income. Partially offsetting this decrease was a $259 thousand increase in professional and data processing fees and a $226 thousand increase in advertising and marketing expense, both returning to more normalized levels from their lower levels in the first quarter.

Asset Quality Remains Strong and NPAs Improved

Nonperforming assets (“NPAs”) totaled $10.1 million at the end of the second quarter, a decrease of $4.0 million from the first quarter of 2021. The decrease was primarily due to a reduction in nonaccrual loans as a number of loans returned to performing status or were either monetized or were charged-off during the quarter. The ratio of NPAs to total assets improved to 0.17% on June 30, 2021, compared to 0.25% on March 31, 2021, and 0.22% on June 30, 2020. In addition, the Company’s criticized loans and classified loans to total loans and leases decreased to 2.97% and 1.80%, respectively, from 3.17% and 1.95% as of March 31, 2021.

The Company did not record a provision for credit losses in the second quarter of 2021, primarily due to continued strong asset quality and a reduction in nonperforming loans. The provision for credit losses totaled $6.7 million for the first quarter of 2021. As of June 30, 2021, the ACL on total loans/leases was 1.79%, compared to 1.88% as of March 31, 2021. Excluding PPP loans of $148 million, the ACL to total loans/leases as of June 30, 2021, was 1.85% (non-GAAP).

Continued Strong Capital Levels

As of June 30, 2021, the Company’s total risk-based capital ratio was 14.77%, the common equity tier 1 ratio was 10.57% and the tangible common equity to tangible assets ratio (non-GAAP) was 9.55%. By comparison, these respective ratios were 14.85%, 10.55% and 9.42% as of March 31, 2021. During the second quarter, the Company resumed share repurchases under its existing share repurchase program and purchased and retired 100,000 shares at an average price of $48.00 per share.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit our annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 27, 2021, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through August 10, 2021. The replay access information is 877-344-7529 (international 412-317-0088); access code 10158303. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 23 locations in Iowa, Missouri, Wisconsin and Illinois. As of June 30, 2021, the Company had approximately $5.8 billion in assets, $4.4 billion in loans and $4.7 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the new presidential administration); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities Exchange Commission or the PCAOB, including FASB’s CECL impairment standards; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple	Kim K. Garrett
President	Vice President
Chief Operating Officer	Corporate Communications
Chief Financial Officer	Investor Relations Manager
(309) 743-7745	(319) 743-7006
tgipple@qcrh.com	kgarret@qcrh.com

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$55,598	$78,814	$61,329	$68,932	$88,577
Federal funds sold and interest-bearing deposits	88,780	55,056	95,676	302,668	142,900
Securities, net of allowance for credit losses	810,445	799,825	838,131	782,088	748,883
Net loans/leases	4,338,811	4,279,220	4,166,753	4,168,395	4,079,432
Intangibles	10,365	10,873	11,381	11,902	13,872
Goodwill	74,066	74,066	74,066	74,066	74,248
Derivatives	193,395	122,668	222,757	236,381	225,164
Other assets	233,705	224,625	212,704	220,128	220,920
Assets held for sale	-	-	-	-	10,765
Total assets	$5,805,165	$5,645,147	$5,682,797	$5,864,560	$5,604,761

Total deposits	$4,688,935	$4,631,782	$4,599,137	$4,672,268	$4,349,775
Total borrowings	198,908	188,601	177,114	226,962	376,250
Derivatives	196,092	125,863	229,270	244,510	233,589
Other liabilities	90,754	90,182	83,483	148,207	87,539
Liabilities held for sale	-	-	-	-	1,588
Total stockholders' equity	630,476	608,719	593,793	572,613	556,020
Total liabilities and stockholders' equity	$5,805,165	$5,645,147	$5,682,797	$5,864,560	$5,604,761

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (1)
Commercial and industrial - revolving	$182,882	$168,842
Commercial and industrial - other	1,505,384	1,616,144
Commercial Real Estate, Owner Occupied	427,734	461,272
Commercial Real Estate, Non-Owner Occupied	618,879	610,582
Construction and Land Development	708,289	607,798
Multi-family	466,804	396,272
Direct financing leases	56,153	60,134
1-4 family real estate	382,142	368,927
Consumer	69,438	71,080
Total loans/leases	$4,417,705	$4,361,051
Less allowance for credit losses (2)	78,894	81,831
Net loans/leases	$4,338,811	$4,279,220

Loan/lease mix: (1)
Commercial and industrial loans	$1,680,853	$1,779,062	$1,726,723	$1,823,049	$1,850,110
Commercial real estate loans	2,319,423	2,174,897	2,107,629	1,999,715	1,869,162
Direct financing leases	55,371	59,229	66,016	73,011	79,105
Residential real estate loans	268,193	254,900	252,121	245,032	241,069
Installment and other consumer loans	86,925	87,053	91,302	102,471	99,150
Deferred loan/lease origination costs, net of fees	6,940	5,910	7,338	4,699	1,663
Total loans/leases	$4,417,705	$4,361,051	$4,251,129	$4,247,977	$4,140,259
Less allowance for credit losses (2)	78,894	81,831	84,376	79,582	60,827
Net loans/leases	$4,338,811	$4,279,220	$4,166,753	$4,168,395	$4,079,432

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,670	$14,581	$15,336	$18,437	$17,472
Municipal securities	641,603	614,649	627,523	569,075	526,192
Residential mortgage-backed and related securities	106,139	118,051	132,842	134,147	145,672
Asset backed securities	31,778	39,815	40,683	40,665	39,797
Other securities	16,429	12,903	21,747	19,764	19,750
Total securities	$810,619	$799,999	$838,131	$782,088	$748,883
Less allowance for credit losses (2)	174	174	-	-	-
Net securities	$810,445	$799,825	$838,131	$782,088	$748,883

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,258,885	$1,269,578	$1,145,378	$1,175,085	$1,177,482
Interest-bearing demand deposits	2,976,696	2,916,054	2,987,469	2,938,194	2,488,755
Time deposits	452,171	445,067	460,659	499,021	560,982
Brokered deposits	1,183	1,084	5,631	59,968	122,556
Total deposits	$4,688,935	$4,631,782	$4,599,137	$4,672,268	$4,349,775

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$-	$-	$-	$40,000	$90,000
Overnight FHLB advances (3)	40,000	25,000	15,000	-	55,000
FRB borrowings	-	-	-	-	100,000
Other short-term borrowings	7,070	6,840	5,430	30,430	24,818
Subordinated notes	113,771	118,731	118,691	118,577	68,516
Junior subordinated debentures	38,067	38,030	37,993	37,955	37,916
Total borrowings	$198,908	$188,601	$177,114	$226,962	$376,250

(1)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which included a change in class of receivable and segment categories.

(2)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which requires an allowance for credit losses ("ACL") on loans/leases, off-balance sheet ("OBS") exposures and held to maturity ("HTM") securities, recorded through the income statement within the provision for credit losses.

The Day 1 adjustments to ACL were as follows: loans/leases ($8.1) million, OBS $9.1 million, HTM securities $183 thousand.

(3)	At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.26%.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$48,903	$47,565	$49,851	$50,890	$48,650
Interest expense	5,387	5,590	6,144	6,309	7,694
Net interest income	43,516	41,975	43,707	44,581	40,956
Provision for credit losses (1)	-	6,713	7,080	20,342	19,915
Net interest income after provision for loan/lease losses	$43,516	$35,262	$36,627	$24,239	$21,041

Trust department fees	$2,848	$2,801	$2,388	$2,280	$2,227
Investment advisory and management fees	1,039	940	926	1,266	1,399
Deposit service fees	1,492	1,408	1,875	1,403	1,286
Gain on sales of residential real estate loans	1,184	1,337	1,462	1,370	1,196
Gain on sales of government guaranteed portions of loans	-	-	224	-	-
Swap fee income/capital markets revenue	9,568	13,557	21,402	26,688	19,927
Securities gains (losses), net	(88)	-	617	1,802	65
Earnings on bank-owned life insurance	451	471	461	502	612
Debit card fees	1,084	975	923	946	775
Correspondent banking fees	269	314	270	220	198
Other	1,449	1,686	1,469	1,482	941
Total noninterest income	$19,296	$23,489	$32,017	$37,959	$28,626

Salaries and employee benefits	$23,044	$24,847	$30,446	$25,999	$21,304
Occupancy and equipment expense	3,965	4,108	4,917	3,807	3,748
Professional and data processing fees	3,702	3,443	3,871	3,758	3,646
Post-acquisition compensation, transition and integration costs	-	-	25	(32)	70
Disposition costs	-	8	64	192	(83)
FDIC insurance, other insurance and regulatory fees	986	1,065	1,272	1,301	908
Loan/lease expense	457	300	465	403	339
Net cost of (income from) and gains/losses on operations of other real estate	(113)	39	(4)	16	(332)
Advertising and marketing	853	627	1,276	750	552
Bank service charges	572	523	523	488	501
Losses on liability extinguishment	-	-	1,457	1,874	429
Correspondent banking expense	198	200	205	205	212
Intangibles amortization	508	508	521	531	548
Loss (gain) on sale of subsidiary	-	-	(147)	305	-
Other	1,503	1,560	1,473	1,241	1,288
Total noninterest expense	$35,675	$37,228	$46,364	$40,838	$33,130

Net income before income taxes	$27,137	$21,523	$22,280	$21,360	$16,537
Federal and state income tax expense	4,788	3,541	4,009	4,016	2,798
Net income	$22,349	$17,982	$18,271	$17,344	$13,739

Basic EPS	$1.41	$1.14	$1.16	$1.10	$0.87
Diluted EPS	$1.39	$1.12	$1.14	$1.09	$0.86

Weighted average common shares outstanding	15,813,932	15,803,643	15,775,596	15,767,152	15,747,056
Weighted average common and common equivalent shares outstanding	16,045,239	16,025,548	15,973,054	15,923,578	15,895,336

(1)	Includes provision for credit losses related for loans/leases totaling ($141) thousand, HTM securities totaling $0 and OBS exposures totaling $141 thousand for the six months ended June 30, 2021. For the three months ended March 31, 2021, provision for credit losses related for loans/leases totaled $6.0 million, HTM securities totaled ($9) thousand and OBS exposures totaled $729 thousand. Provision for credit losses only included provision for loans/leases for years prior to 2021.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For Six Months Ended
	June 30,	June 30,
	2021	2020

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$96,468	$97,632
Interest expense	10,977	18,986
Net interest income	85,491	78,646
Provision for credit losses (1)	6,713	28,282
Net interest income after provision for loan/lease losses	$78,778	$50,364

Trust department fees	$5,649	$4,539
Investment advisory and management fees	1,979	3,126
Deposit service fees	2,900	2,763
Gain on sales of residential real estate loans	2,521	1,848
Gain on sales of government guaranteed portions of loans	-	-
Swap fee income/capital markets revenue	23,125	26,731
Securities gains (losses), net	(88)	65
Earnings on bank-owned life insurance	922	941
Debit card fees	2,059	1,533
Correspondent banking fees	583	413
Other	3,135	1,863
Total noninterest income	$42,785	$43,822

Salaries and employee benefits	$47,891	$39,823
Occupancy and equipment expense	8,073	7,780
Professional and data processing fees	7,145	7,015
Post-acquisition compensation, transition and integration costs	-	221
Disposition costs	8	434
FDIC insurance, other insurance and regulatory fees	2,051	1,591
Loan/lease expense	757	567
Net cost of (income from) and gains/losses on operations of other real estate	(74)	(319)
Advertising and marketing	1,480	1,234
Bank service charges	1,095	1,005
Losses on liability extinguishment	-	576
Correspondent banking expense	398	428
Intangibles amortization	1,016	1,097
Goodwill impairment	-	500
Other	3,063	2,585
Total noninterest expense	$72,903	$64,537

Net income before income taxes	$48,660	$29,649
Federal and state income tax expense	8,329	4,682
Net income	$40,331	$24,967

Basic EPS	$2.55	$1.58
Diluted EPS	$2.52	$1.56

Weighted average common shares outstanding	15,808,788	15,771,926
Weighted average common and common equivalent shares outstanding	16,035,394	15,956,958

(1)	Includes provision for credit losses related for loans/leases totaling $5.9 million, HTM securities totaling ($9) thousand and OBS exposures totaling $871 thousand for the six months ended June 30, 2021. Provision for credit losses only included provision for loans/leases for years prior to 2021.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,763,522	15,843,732	15,805,711	15,792,357	15,790,611
Book value per common share (1)	$40.00	$38.42	$37.57	$36.26	$35.21
Tangible book value per common share (Non-GAAP) (2)	$34.64	$33.06	$32.16	$30.82	$29.63
Closing stock price	$48.09	$47.22	$39.59	$27.41	$31.18
Market capitalization	$758,068	$748,141	$625,748	$432,869	$492,351
Market price / book value	120.24%	122.90%	105.38%	75.60%	88.55%
Market price / tangible book value	138.83%	142.83%	123.09%	88.95%	105.23%
Earnings per common share (basic) LTM (3)	$4.81	$4.27	$3.84	$3.69	$3.55
Price earnings ratio LTM (3)	10.00 x	11.06 x	10.31 x	7.43 x	8.78 x
TCE / TA (Non-GAAP) (4)	9.55%	9.42%	9.08%	8.42%	8.48%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$608,719	$593,793	$572,613	$556,020	$539,139
Cumulative effect from the adoption of ASU 2016-13 "CECL"	-	(937)	-	-	-
Net income	22,349	17,982	18,271	17,344	13,739
Other comprehensive income (loss), net of tax	4,179	(1,751)	3,157	(614)	3,622
Common stock cash dividends declared	(951)	(949)	(947)	(945)	(945)
Repurchase and cancellation of 100,000 shares of common stock as a result of a share repurchase program	(4,800)	-	-	-	-
Other (5)	980	581	699	808	465
Ending balance	$630,476	$608,719	$593,793	$572,613	$556,020

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.77%	14.85%	14.95%	14.93%	13.71%
Tier 1 risk-based capital ratio	11.31%	11.31%	11.34%	11.25%	11.07%
Tier 1 leverage capital ratio	10.29%	10.10%	9.49%	9.21%	8.91%
Common equity tier 1 ratio	10.57%	10.55%	10.55%	10.44%	10.25%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.56%	1.27%	1.25%	1.19%	0.95%	1.41%	0.93%
Return on average total equity (annualized)	14.33%	11.91%	12.43%	12.06%	9.88%	13.14%	9.30%
Net interest margin	3.28%	3.26%	3.25%	3.36%	3.14%	3.27%	3.26%
Net interest margin (TEY) (Non-GAAP)(7)	3.46%	3.43%	3.45%	3.51%	3.27%	3.45%	3.40%
Efficiency ratio (Non-GAAP) (8)	56.80%	56.87%	61.23%	49.48%	47.61%	56.83%	52.70%
Gross loans and leases / total assets (9)	76.10%	77.25%	74.81%	72.43%	74.01%	76.10%	74.01%
Gross loans and leases / total deposits (9)	94.22%	94.15%	92.43%	90.92%	95.18%	94.22%	95.18%
Effective tax rate	17.64%	16.45%	17.99%	18.80%	16.92%	17.12%	15.79%
Full-time equivalent employees (10)	725	720	714	687	712	725	712

AVERAGE BALANCES
Assets	$5,739,067	$5,668,850	$5,842,299	$5,820,555	$5,800,164	$5,704,151	$5,374,224
Loans/leases	4,412,322	4,271,782	4,250,951	4,185,275	3,999,523	4,342,440	3,842,967
Deposits	4,709,732	4,628,889	4,742,602	4,726,881	4,732,626	4,669,533	4,343,653
Total stockholders' equity	624,000	604,012	588,042	575,061	556,047	614,061	536,775

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) Excludes assets held for sale as of June 30, 2020.
(10) Growth in full-time equivalents from September 30, 2020 to December 31, 2020 due to the addition of new positions created to build scale. Decrease from June 30, 2020 to September 30, 2020 due to sale of Bates Companies.

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$1,817	$1	0.06%	$1,847	$1	0.05%	$865	$1	0.46%
Interest-bearing deposits at financial institutions	88,396	35	0.16%	116,446	37	0.13%	533,483	135	0.10%
Securities (1)	798,732	7,294	3.66%	810,059	7,050	3.48%	697,559	6,536	3.77%
Restricted investment securities	19,614	238	4.79%	18,064	219	4.84%	21,234	288	5.46%
Loans (1)	4,412,322	43,776	3.98%	4,271,782	42,525	4.04%	3,999,522	43,417	4.37%
Total earning assets (1)	$5,320,881	$51,344	3.87%	$5,218,198	$49,832	3.86%	$5,252,663	$50,377	3.86%

Interest-bearing deposits	$2,978,382	$2,050	0.28%	$2,981,306	$1,986	0.27%	$2,840,860	$2,429	0.34%
Time deposits	440,599	1,184	1.08%	448,035	1,441	1.30%	809,233	3,337	1.66%
Short-term borrowings	10,883	1	0.05%	7,141	1	0.07%	25,064	22	0.35%
Federal Home Loan Bank advances	21,802	15	0.28%	13,078	9	0.28%	95,616	347	1.46%
Subordinated debentures	115,339	1,570	5.45%	118,706	1,594	5.37%	68,480	994	5.84%
Junior subordinated debentures	38,044	564	5.86%	38,007	559	5.88%	37,891	572	6.07%
Total interest-bearing liabilities	$3,605,049	$5,384	0.60%	$3,606,273	$5,590	0.63%	$3,877,144	$7,701	0.80%

Net interest income (1)		$45,960			$44,242			$42,676
Net interest margin (2)			3.28%			3.26%			3.14%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.46%			3.43%			3.27%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.44%			3.40%			3.21%

	For the Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$1,830	$1	0.05%	$3,095	$18	1.17%
Interest-bearing deposits at financial institutions	102,343	71	0.14%	331,048	495	0.30%
Securities (1)	804,364	14,344	3.57%	658,433	12,616	3.85%
Restricted investment securities	18,843	456	4.81%	21,300	546	5.15%
Loans (1)	4,342,440	86,299	4.01%	3,842,966	87,474	4.58%
Total earning assets (1)	$5,269,820	$101,171	3.87%	$4,856,842	$101,149	4.19%

Interest-bearing deposits	$2,979,835	$4,036	0.27%	$2,610,248	$7,756	0.60%
Time deposits	444,297	2,625	1.19%	797,184	7,216	1.82%
Short-term borrowings	9,021	3	0.06%	22,190	86	0.78%
Federal Home Loan Bank advances	17,464	25	0.28%	103,512	796	1.55%
Subordinated debentures	117,014	3,164	5.41%	68,449	1,988	5.84%
Junior subordinated debentures	38,026	1,125	5.87%	37,872	1,144	6.07%
Total interest-bearing liabilities	$3,605,657	$10,978	0.61%	$3,639,455	$18,986	1.05%

Net interest income (1)		$90,193			$82,163
Net interest margin (2)			3.27%			3.26%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.45%			3.40%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.42%			3.35%

(1) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.

(3) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$81,831	$84,376	$79,582	$60,827	$42,233
Adoption of ASU 2016-13 "CECL" - Day 1 adjustment	-	(8,102)	-	-	-
Provision charged to expense	(141)	5,993	7,080	20,342	19,915
Loans/leases charged off	(3,674)	(713)	(2,779)	(1,819)	(1,450)
Recoveries on loans/leases previously charged off	878	277	493	232	129
Ending balance	$78,894	$81,831	$84,376	$79,582	$60,827

NONPERFORMING ASSETS
Nonaccrual loans/leases	$8,230	$13,863	$13,940	$17,597	$12,099
Accruing loans/leases past due 90 days or more	57	-	3	86	99
Total nonperforming loans/leases	8,287	13,863	13,943	17,683	12,198
Other real estate owned	1,820	173	20	125	157
Other repossessed assets	-	50	135	110	25
Total nonperforming assets	$10,107	$14,086	$14,098	$17,918	$12,380

ASSET QUALITY RATIOS
Nonperforming assets / total assets (1)	0.17%	0.25%	0.25%	0.31%	0.22%
ACL for loans and leases / total loans/leases (2)	1.79%	1.88%	1.98%	1.87%	1.47%
ACL for loans and leases / nonperforming loans/leases (2)	952.02%	590.28%	605.15%	450.05%	498.66%
Net charge-offs as a % of average loans/leases	0.06%	0.01%	0.05%	0.04%	0.03%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$51,613	$53,466	$71,482	$79,587	$104,608
Substandard (rating 7)	79,719	84,982	66,081	70,409	39,855
Doubtful (rating 8)	-	-	-	-	-
	$131,332	$138,448	$137,563	$149,996	$144,463

Criticized loans (4)	$131,332	$138,448	$137,563	$149,996	$144,463
Classified loans (5)	79,719	84,982	66,081	70,409	39,855

Criticized loans as a % of total loans/leases	2.97%	3.17%	3.24%	3.53%	3.49%
Classified loans as a % of total loans/leases	1.80%	1.95%	1.55%	1.66%	0.96%

(1) Excludes assets held for sale as of June 30, 2020.

(2) Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio. There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.

(3) Amounts exclude the government guaranteed portion, if any.  The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.

(4) Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.

(5) Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2021	2021	2020	2021	2020

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,059,634	$2,101,634	$1,984,245
m2 Equipment Finance, LLC	255,338	245,842	241,114
Cedar Rapids Bank and Trust	1,913,761	1,847,070	2,021,043
Community State Bank - Ankeny	1,079,929	1,041,861	903,648
Springfield First Community Bank	850,067	818,605	745,474

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,810,772	$1,841,518	$1,707,970
Cedar Rapids Bank and Trust	1,395,721	1,362,927	1,351,784
Community State Bank - Ankeny	938,428	912,419	778,499
Springfield First Community Bank	608,676	602,274	564,710

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,577,681	$1,568,131	$1,485,971
m2 Equipment Finance, LLC	258,520	249,478	239,351
Cedar Rapids Bank and Trust	1,360,202	1,382,336	1,380,672
Community State Bank - Ankeny	786,208	743,892	671,772
Springfield First Community Bank	693,614	666,692	601,843

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	87%	85%	87%
Cedar Rapids Bank and Trust	97%	101%	102%
Community State Bank - Ankeny	84%	82%	86%
Springfield First Community Bank	114%	111%	107%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	77%	75%	75%
Cedar Rapids Bank and Trust	71%	75%	68%
Community State Bank - Ankeny	73%	71%	74%
Springfield First Community Bank	82%	81%	81%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.91%	1.98%	1.51%
m2 Equipment Finance, LLC	3.61%	3.73%	1.99%
Cedar Rapids Bank and Trust (2)	1.92%	2.05%	1.62%
Community State Bank - Ankeny (2)	1.69%	1.74%	1.56%
Springfield First Community Bank (2)	1.35%	1.43%	0.94%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.64%	1.35%	0.68%	1.50%	0.95%
Cedar Rapids Bank and Trust	2.39%	2.45%	2.36%	2.42%	2.01%
Community State Bank - Ankeny	1.16%	0.81%	0.25%	0.99%	0.37%
Springfield First Community Bank	1.77%	1.16%	1.04%	1.47%	1.16%

NET INTEREST MARGIN PERCENTAGE (3)
Quad City Bank and Trust (1)	3.30%	3.20%	2.88%	3.25%	3.22%
Cedar Rapids Bank and Trust (4)	3.60%	3.55%	3.37%	3.58%	3.40%
Community State Bank - Ankeny (5)	3.66%	3.70%	3.77%	3.68%	3.84%
Springfield First Community Bank (6)	3.54%	3.55%	3.88%	3.54%	3.85%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$92	$13	$62	$105	$111
Community State Bank - Ankeny	68	317	72	385	136
Springfield First Community Bank	168	211	641	379	1,193
QCR Holdings, Inc. (7)	(37)	(37)	(39)	(74)	(79)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio.
There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.67% for the quarter ended June 30, 2021, 3.55% for the quarter ended March 31, 2021 and 3.71% for the quarter ended June 30, 2020.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.63% for the quarter ended June 30, 2021, 3.54% for the quarter ended March 31, 2021 and 3.35% for the quarter ended June 30, 2020.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.50% for the quarter ended June 30, 2021, 3.49% for the quarter ended March 31, 2021 and 4.29% for the quarter ended June 30, 2020.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2021	2021	2020	2020	2020

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$630,476	$608,719	$593,793	$572,613	$556,020
Less: Intangible assets	84,431	84,939	85,447	85,968	88,120
Tangible common equity (non-GAAP)	$546,045	$523,780	$508,346	$486,645	$467,900

Total assets (GAAP)	$5,805,165	$5,645,147	$5,682,797	$5,864,560	$5,604,761
Less: Intangible assets	84,431	84,939	85,447	85,968	88,120
Tangible assets (non-GAAP)	$5,720,734	$5,560,208	$5,597,350	$5,778,592	$5,516,641

Tangible common equity to tangible assets ratio (non-GAAP)	9.55%	9.42%	9.08%	8.42%	8.48%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)

Stockholder's equity (GAAP)	$630,476	$608,719	$593,793	$572,613	$556,020
Less: PPP loan interest income (post-tax) (2)	10,788	9,479	7,691	4,934	2,085
Less: Intangible assets	84,431	84,939	85,447	85,968	88,120
Tangible common equity, excluding PPP loan income (non-GAAP)	$535,257	$514,301	$500,655	$481,711	$465,815

Total assets (GAAP)	$5,805,165	$5,645,147	$5,682,797	$5,864,560	$5,604,761
Less: PPP loans	147,506	243,860	273,146	357,506	358,052
Less: Intangible assets	84,431	84,939	85,447	85,968	88,120
Tangible assets, excluding PPP loans (non-GAAP)	$5,573,228	$5,316,348	$5,324,204	$5,421,086	$5,158,589

Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	9.60%	9.67%	9.40%	8.89%	9.03%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2021	2021	2020	2020	2020	2021	2020

	(dollars in thousands, except per share data)
ADJUSTED NET INCOME (1)
Net income (GAAP)	$22,349	$17,982	$18,271	$17,344	$13,739	$40,331	$24,967

Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	(69)	-	487	1,424	51	$(69)	$51
Mark to Market gains (losses) on derivatives, net	(58)	129	-	-	-	71	$-
Loss on syndicated loan	-	-	(210)	-	-	-	$-
Total non-core income (non-GAAP)	$(127)	$129	$277	$1,424	$51	$2	$51

Expense:
Losses on debt extinguishment, net	$-	$-	$1,151	$1,480	$339	$-	$455
Goodwill impairment	-	-	-	-	-	-	500
Disposition costs	-	7	51	152	(66)	7	343
Acquisition costs (4)	-	-	-	-	-	-	-
Separation agreement	-	734	-	-	-	734	-
Post-acquisition compensation, transition and integration costs	-	-	20	(25)	55	-	175
Loss on sale of subsidiary	-	-	(102)	212	-	-	-
Total non-core expense (non-GAAP)	$-	$741	$1,119	$1,819	$329	$741	$1,472

Adjusted net income (non-GAAP) (1)	$22,476	$18,594	$19,113	$17,739	$14,016	$41,070	$26,388

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$22,476	$18,594	$19,113	$17,739	$14,016	$41,070	$26,388

Weighted average common shares outstanding	15,813,932	15,803,643	15,775,596	15,767,152	15,747,056	15,808,788	15,771,926
Weighted average common and common equivalent shares outstanding	16,045,239	16,025,548	15,973,054	15,923,578	15,895,336	16,035,394	15,956,958

Adjusted earnings per common share (non-GAAP):
Basic	$1.42	$1.18	$1.21	$1.13	$0.89	$2.60	$1.67
Diluted	$1.40	$1.16	$1.20	$1.11	$0.88	$2.56	$1.65

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$22,476	$18,594	$19,113	$17,739	$14,016	$41,070	$26,388

Average Assets	$5,739,067	$5,668,850	$5,842,299	$5,820,555	$5,800,164	$5,704,151	$5,374,224

Adjusted return on average assets (annualized) (non-GAAP)	1.57%	1.31%	1.31%	1.22%	0.97%	1.44%	0.98%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$43,516	$41,975	$43,707	$44,581	$40,948	$85,491	$78,646

Plus: Tax equivalent adjustment (3)	2,444	2,267	2,631	1,942	1,728	4,702	3,517

Net interest income - tax equivalent (Non-GAAP)	$45,960	$44,242	$46,338	$46,523	$42,676	$90,193	$82,163

Less: Acquisition accounting net accretion	291	504	1,077	833	736	795	1,361

Adjusted net interest income	$45,669	$43,738	$45,261	$45,690	$41,940	$89,398	$80,802

Average earning assets	$5,320,881	$5,218,198	$5,345,677	$5,278,298	$5,252,663	$5,269,820	$4,856,842

Net interest margin (GAAP)	3.28%	3.26%	3.25%	3.36%	3.14%	3.27%	3.26%
Net interest margin (TEY) (Non-GAAP)	3.46%	3.43%	3.45%	3.51%	3.27%	3.45%	3.40%
Adjusted net interest margin (TEY) (Non-GAAP)	3.44%	3.40%	3.37%	3.44%	3.21%	3.42%	3.35%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$35,675	$37,228	$46,364	$40,838	$33,122	$72,903	$64,537

Net interest income (GAAP)	$43,516	$41,975	$43,707	$44,581	$40,948	$85,491	$78,646
Noninterest income (GAAP)	19,296	23,489	32,017	37,959	28,626	42,785	43,822
Total income	$62,812	$65,464	$75,724	$82,540	$69,574	$128,276	$122,468

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	56.80%	56.87%	61.23%	49.48%	47.61%	56.83%	52.70%

ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES TO TOTAL LOANS/LEASES, EXCLUDING PPP LOANS (6)

Allowance for credit losses on loans and leases	$78,894	$81,831	$84,376	$79,582	$60,827	$78,894	$60,827

Total loans and leases	$4,417,705	$4,361,051	$4,251,129	$4,247,977	$4,140,259	$4,417,705	$4,140,259
Less: PPP loans	147,506	243,860	273,146	357,506	358,052	147,506	358,052
Total loans and leases, excluding PPP loans	$4,270,199	$4,117,191	$3,977,983	$3,890,471	$3,782,207	$4,270,199	$3,782,207

Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans	1.85%	1.99%	2.12%	2.05%	1.61%	1.85%	1.61%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,417,705	$4,361,051	$4,251,129	$4,247,977	$4,140,259	$4,417,705	$4,140,259
Less: PPP loans	147,506	243,860	273,146	357,506	358,052	147,506	358,052
Total loans and leases, excluding PPP loans	$4,270,199	$4,117,191	$3,977,983	$3,890,471	$3,782,207	$4,270,199	$3,782,207

Loan growth annualized, excluding PPP loans	14.87%	14.00%	9.00%	11.45%	8.37%	12.90%	4.99%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain/loss on sale of assets and liabiliities of subsidary has an estimated effective tax rate of 30.5%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(6)	Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans is a non-GAAP measure. The Company's management utilizes this ratio to remove from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for loan and lease loss allocation.